EXHIBIT 10.18

MELBOURNE TOWER

LEASE

1. PARTIES. This Lease bearing formal date of November 22, 2005 is made by and between DONCASTER INVESTMENTS NV, INC., a Delaware corporation, or assignee, (herein called “Landlord”), and HQ SUSTAINABLE MARITIME INDUSTRIES, INC. a Delaware corporation (herein called “Tenant”). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described premises according to the terms and conditions set forth below. Landlord also grants to Tenant, the non-exclusive right in common with other tenants to use all common elements and common facilities located at the Property (as hereinafter defined).

2. PREMISES.

2.1	Description. The Premises consist of approximately 4,170 square feet in Suite 788 of the Melbourne Tower in Seattle, King County, Washington, located on the following described real estate: said building with entrance numbered 1511 Third Avenue, situate on Lots 10 & 11, Block 23, of Addition to the Town of Seattle, as laid out by A. A. Denny (commonly known as A. A. Denny’s 3rd Addition to the Town of Seattle) as per plat recorded in Volume I of Plats, page 33, records of King County; EXCEPT those portions condemned for street purposes (with the building and real estate upon which it is located collectively called the “Building”). The areas so leased are hereinafter called the “Premises” and are delineated in blue on Exhibit A attached hereto.

3. TERM. The term of this Lease shall be Five (5) Years and One (1) Month commencing on December 1, 2005, the first day of the Lease term, and ending on December 31, 2010, the last day of the Lease term.

4. RENT.

4.1 Monthly Base Rent. Subject to the provisions of Article 4.2 and Article 4.4 hereof, Tenant agrees to pay to Landlord as Monthly Base Rent, without notice or demand and without deduction or offset, at such address as Landlord may designate from time to time, in advance on or before the first day of each calendar month during the lease term.

(a) Commencing December 1, 2005, the Monthly Base Rent payable by Tenant to Landlord shall be Twenty-Five and No/100 Dollars ($25.00); and

(b) Commencing January 1, 2007 the Monthly Base Rent referred to in (a) herein above shall be increased by Three Thousand Four Hundred Fifty and No/l00 ($3,450.00); and

(c) Commencing January 1, 2009 the Monthly Base Rent of Three Thousand Four Hundred Seventy-Five and No/100 Dollars ($3,475.00), as adjusted in accordance with Article 4.2 and Article 4.4, shall be further increased by Three Thousand Four Hundred Seventy-Five and No/100 Dollars (33,475.00).

4.2 Direct Operating Costs. Commencing in the year 2006 based on the fiscal year July 1, 2005 through June 30, 2006, in addition to the Monthly Base Rent payable hereunder, Tenant also shall pay to Landlord, as additional rent, Tenants proportionate share of the increase in the direct operating costs for the Building estimated by Landlord to accrue during the then current fiscal year. Landlord may send a monthly statement to Tenant for its proportionate share of such costs, calculated as set forth in Article 4.2.1 below.

Direct operating costs include but are not limited to: Real property taxes: personal property taxes (excluding those for which Tenant and other tenants of the Building are responsible under their respective leases, but including those related to Landlord’s Building management); assessments; rates and charges payable to any governmental authority in respect to the real property or Building: Building security, insurance on the Building or any part or parts thereof or any equipment or appliances therein (excluding those for which Tenant and other tenants of the Building are responsible under their respective leases, but including those related to Landlord’s Building management); refuse and garbage collection; and the provision of heat, light, water, elevator service, janitorial service and all other costs properly constituting direct operating costs for the Building according to standard accounting practices.

Depreciation of Building or equipment, commissions, Interest, and expenditures required to be capitalized for Federal Income Tax purposes shall not be considered operating costs; provided, however, that if any such expenditure is made for the purpose of reducing operating costs, or is made in compliance with any law or governmental regulation, then such expenditure (including related interest and other financing costs) shall be amortized over the useful life of such improvement and the annual amortized amount shall be included in operating costs each year during such useful life. In addition, if Landlord undertakes any action which results in a reduction in the real property taxes as defined in this Article 4.2, the expenses incurred by such action (including related interest and other financing costs) shall be included in operating costs commencing the first year during which said reduction occurs.

4.2.1 Method of Calculation. At the end of each of Landlord’s fiscal years (July 1 through June 30), Landlord will compare its direct operating costs for the year just ended with the direct operating costs for the immediately preceding fiscal year. If there is an increase in the amount of such costs, then the amount of additional rent payable by Tenant for each of the succeeding twelve (12) months on account of direct operating costs will be increased by an amount equal to 0.014 percent (0.00014) of any such increase in direct operating costs for every one hundred (900) square feet (or prorated portion thereof) of the Premises. The percentage figure of 0.014 percent is an arbitrary amount specifically agreed to between Tenant and Landlord and is not intended to represent Tenants prorata portion of the square footage of the Building.

In no event shall Monthly Base Rent be reduced pursuant to the terms of this Article 4.1.

4.2.2 Effective Date of Increases. Except as provided above for the initial partial fiscal year occurring at the commencement of the Lease Term, any such increases in Monthly Base Rent attributable to increases in direct operating costs shall automatically become due commencing on the first day of each August falling within the Lease Term and shall be payable immediately following notice of demand by Landlord to Tenant for payment of the amount of such increase, subject to the terms of Article 4.7, “Failure to Make Demand.”

4.2.3 Annual Reconciliation. At the end of each of Landlord’s fiscal years as set forth above, Landlord shall account to Tenant for the amounts paid by Tenant pursuant to this Article 4.1. If Tenant has paid an insufficient amount for such fiscal years increase in direct operating costs, Tenant shall pay Landlord such shortage within ten (10) days after notice thereof. If Tenant has paid in excess of the amounts required, such overage shall be credited against the next years additional charges or, if this Lease has been terminated, then paid to Tenant

4.3 Definition of Real Property Taxes. As used in this Lease, the term “real property tax” shall include any form of assessment, license fee, rent tax, levy, penalty, or tax (other than inheritance, estate, net income or franchise taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or, federal government or any school, agricultural, lighting, drainage, street or other improvement district thereof, whether such tax is:

(i) Upon, allocable to, or measured by the area of the Building or the rent payable to Landlord for rental of the Building, including without limitation any gross income tax or excise tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such rental; or

(ii) Upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by any of the Building’s tenants (including Landlord’s Building management) of the Building or any portion thereof (excluding those for which tenants of the Building are responsible under their respective leases, but including those related to Landlord’s Building management); or

(iii) Upon or measured by the value of the Building’s tenants’ personal property, equipment or fixtures located in the Building (excluding those for which tenants of the Building are responsible under their respective leases, but including those related to Landlord’s Building management); or

(iv) Upon this transaction or any document to which any of the Building’s tenants are a party creating or transferring an interest or an estate in the Building; or

(v) Whether or not now customary or within the contemplation of the parties.

4.4 CPI Adjustments. Commencing January 2007 and in every year thereafter during the Lease term and any extension thereof, in January (“month of adjustment”) the Monthly Base Rent shall be changed to reflect increases, if any, in the Consumer Price Index—All Urban Consumers for the U.S. City Average (“Index”), as published by the United States Department of Labor, Bureau of Labor Statistics. For the initial year of adjustment (January 2007) the increase will be measured from the January 2006 level of said Index. For years thereafter, the Index for the month of adjustment will be compared to the Index for the month of January in the year prior to the year of adjustment. If there has been an Increase in said Index when compared as indicated above; then the Monthly Base Rent shall be increased by the identical percentage of change, commencing with the first day of January. In no event shall the monthly rent be reduced.

Should the publication of the said Index be discontinued, or should it be published less frequently, or altered in some other manner, then Landlord shall adopt a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

4.5 Tax on Rental. The rent specified in this Lease is exclusive of any sales, business and occupation or other taxes upon, based upon or measured by rents payable to Landlord hereunder. If, during the lease term and any extension thereof, any such taxes become payable by Landlord to any governmental authority, the rent hereunder shall be increased to net Landlord the same rental after payment by Landlord of any such tax as-would have been payable to Landlord prior to the imposition of any such tax. The foregoing does not apply to income, inheritance, gift or succession taxes payable by Landlord.

4.6 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere In the Building, This shall be the case regardless of whether said improvements were installed or constructed either by Landlord or Tenant, except those items included with the original Premises. When possible, Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the property of Landlord.

4.7 Failure to Make Demand. The failure of Landlord to give notice of demand for increased rent for the time periods specified in this Article 4 shall not act as a waiver of Landlord’s right to make demand for these increases at a later date; provided, however, that such notice may not be given by Landlord later than twelve (12) months following each such fiscal-year-end reconciliation.

5. SECURITY DEPOSIT.

5.1 Amount. Landlord acknowledges that it holds for Tenants account the sum of Six Thousand Nine Hundred Fifty and No/100 Dollars ($6,950.00) as security for Tenant’s faithful performance of Tenant’s obligations hereunder. In the event that Tenant has not performed all its obligations under this Lease, said deposit shall not be refundable and, at Landlord’s sole discretion, may be credited toward payment of the Base Monthly Rent due for the last month of the Lease Term.

5.2 Deposit of Funds. Landlord shall not be required to keep said deposit separate from its general accounts. Tenant agrees that Landlord may deposit the security deposit in an interest-bearing account and that any accrued interest shall belong to Landlord. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest, whereupon Tenant shall, ipso facto, release Landlord from all liability for the return of such deposit or the accounting therefor, provided Landlord’s successor succeeds to Landlord’s interest under this Lease.

5.3 Default. If Tenant fails to pay Rent or other charges due, or otherwise defaults with respect to any provision of this Lease; Landlord may use, apply or retain all or any portion of said deposit for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, provided this Lease has not been terminated, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount specified above. Tenants failure to restore said deposit shall be a breach of this Lease and Landlord may, at its option, terminate this Lease.

6. USE OF THE PREMISES.

6.1 Use. Tenant shall use the Premises during the entire lease term only for the purpose of general office use and for no other purpose without the prior written consent of Landlord. Tenant further agrees at all times to comply with any and all local, state and federal laws, regulations, statutes and ordinances with respect to the Premises (herein called “Applicable Laws”), or with any insurance company or organization, for the maintenance of reasonable fire and other insurance covering the Building.

6.2 Prohibited Uses. In no event will Tenant provide or permit the following: (i) the operation of a drug store or a so-called prescription pharmacy or for any other purpose requiring a qualified pharmacist or other person authorized by law to dispense medicinal drugs, directly or indirectly, for a fee or remuneration of any kind, (ii) the sale of so-called health and/or beauty aids and/or drug sundries except a beauty salon, which may sell health and/or beauty aids as an incidental part of its business, (iii) the operation of a business in which photo finishing services and/or photographic film are offered for sale, (iv) the operation of a business in which greeting cards and/or gift wrap are offered for sale, provided however that the “Incidental Sale” for (ii), (iii) and (iv) herein shall be permitted. “Incidental Sale” shall be defined as no more than twenty-five (25) square feet of counter space. This Article, as it applies to medicinal drugs, shall not apply to doctors, opthalmologists, dentists or veterinarians who provide sample doses of medicinal drugs to their patients during office visits, or to doctors, opthalmologists, dentists or veterinarians who administer medicinal drugs to their patients during office visits whether or not any fee or remuneration is received therefor.

6.3 Prohibited Acts. In no event shall Tenant use or permit any use to be made of the Premises, nor shall Tenant allow any acts to be done in or about the Premises, which is unlawful or which will increase or cancel the existing rates of any or all insurance upon the Building; provided, however, that if Landlord provides Tenant with written consent to use the Premises in a manner that causes an increase in said insurance rates, Tenant shall pay any such increase. In addition, Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in building.

6.4 Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord may from, time to time promulgate. A copy of the current form of said rules and regulations is attached hereto as Exhibit B, the terms of which are hereby incorporated by reference. Landlord reserves the right from time to time to make all reasonable modifications (including additions and/or deletions) to said rules and regulations for the safety, care and cleanliness of the Premises and/or the Building, and the preservation of good order therein. This shall include the right to make reasonable restrictions on access for the orderly delivery of goods and merchandise to the Premises. Any such modifications shall be binding upon Tenant upon delivery of a copy of them to Tenant. In no event shall Landlord be obligated to enforce or be liable for failure to enforce said rules and regulations, whether against Tenant or any other tenants or other occupants of the Building.

7. ACCEPTANCE AND CONDITION OF PREMISES. Tenant hereby accepts the Premises in an “as is” condition existing on the commencement of the Lease term. This includes acceptance of the Premises subject to all applicable zoning, municipal, county, and state laws, ordinances and regulations governing and regulating the use of the Premises, and to all matters disclosed thereby. Tenant further accepts the Premises subject to any Exhibits attached hereto, and to all matters disclosed thereby. Tenant acknowledges that neither Landlord’s nor Tenant’s agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business. Tenant warrants that no alterations or changes will be made to the Premises during the term hereof.

8. SERVICES PROVIDED BY LANDLORD.

8.1 Maintenance of Premises. Landlord shall maintain the Premises and the public and common areas of the Building, such as, lobbies, stairs, corridors and restrooms, in reasonably good order and condition except for damage caused by the acts of Tenant, including any of Tenant’s employees, clients, customers and/or guests. Landlord shall provide janitorial services to keep the Premises, as well as public and common areas, reasonably clean, and Landlord shall be the sole judge as to the standard of janitorial services so provided.

8.2 Normal Utility Needs. Landlord shall furnish the Premises, during the ordinary business hours of the Building, from 8:00 a.m. to 6:00 p.m. (excluding Saturdays, Sundays and holidays), with electricity, for lighting and operation of standard office machines, heat, and normal office air conditioning (if and only if the Premises are air conditioned at the commencement of the Lease Term).

8.3 Extraordinary Utility Needs. Air conditioning units which are for special air conditioning requirements, such as computer centers, and electricity and water used to operate them shall be provided by Tenant at its sole expense. Tenant shall also pay for electricity and water used for any equipment which Landlord designates as other than standard office machines, including stoves, hot water heaters, washers and dryers. Where it is possible to separately meter such air conditioning units and/or other equipment, Tenant-shall install such meters at its sole expense, said meters to be installed at the same time that any of said equipment is installed. The Monthly Base Rent stated in Article 4 does not include any amount to cover the cost of furnishing such electricity and/or water unless expressly so stated herein.

8.3.1 Metered by Utility Company. Where meters are read and billed by a utility company, Tenant shall be billed directly by that company for any usage; Tenant agrees to pay before delinquency all charges attributable thereto.

8.3.2 Metered by Landlord. Where meters are not read and billed by a utility company then they shall be read by Landlord who shall then bill Tenant for any usage. Meters shall be read approximately every thirty (30) days, and the rate that shall apply will be that then used by Seattle City Light for electricity and Seattle Combined Utilities for water (or any of their respective successors in interest) as of the date Landlord takes a reading. Payment will be due upon receipt by Tenant of an invoice setting forth the respective billing.

8.3.3 Non-metered. If, such units and/or equipment are not separately metered, Tenant shall, in advance, on the first day of each month during the Lease Term, pay Landlord as additional rent the reasonable amount estimated by Landlord as the cost of furnishing electricity and/or water for the operation of such units and/or equipment.

8.4 Utility Usage During Off-Hours. Tenant shall pay the cost of any electricity and/or water used on or for the benefit of the Premises during other than normal business hours of the Building. Tenant will keep a monthly log of the hours the Premises are occupied other than during such normal business hours and promptly submit copies of this log to Landlord at the end of each month so that Landlord can provide proper invoicing to Tenant Payment will be due upon receipt by Tenant of said invoice. The determination of the hourly costs (or other appropriate unit cost) of excess electricity and/or water will be estimated by Landlord. The monthly base rent stated in Article 4 does not include any amount to cover the cost of furnishing such electricity and/or water unless expressly so stated therein.

8.5 Other Amenities. Landlord shall also provide passenger elevator service and public restroom facilities in the Building. In addition, Landlord will, on a one-time basis, provide Building-standard signage on the Building’s Main Lobby Directory and respective Floor Lobby Directory. Landlord shall arrange for Building-standard signage, at Tenant’s sole cost and expense, for the primary entrance to the Premises.

8.6 Interruption of Service. Landlord shall not be liable to Tenant for any loss or damage caused by, or resulting from any variation, interruption or any failure of said services due to any cause whatsoever. In addition, any temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident or strike or conditions or events not under Landlord’s control, shall not be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations under this Lease.

9. CARE AND REPAIR OF PREMISES; CONDITION AT TERMINATION.

9.1 Care. Tenant shall take good care of the Premises.

9.2 Waiver of Right to Repair. Tenant hereby waives any right to make repairs at Landlord’s expense. All normal repairs necessary to maintain the Premises in a tenable condition shall be done by or under the direction of Landlord and at Landlord’s expense unless otherwise provided for in this Lease. Landlord shall be the sole judge as to what repairs are necessary.

9.3 Condition at Termination. Tenant, at the termination of this Lease by expiration of time or otherwise, shall surrender and deliver up the Premises to Landlord in a condition as good as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and damage by fire or other casualty excepted; provided, however, that all damage done to the Premises by Tenant, or by persons who may be in or upon the Premises with the consent of Tenant, shall be paid for by Tenant, and Tenant shall pay for all damage to the Building caused by Tenant’s misuse of the Premises or the appurtenances thereto.

10. ALTERATIONS; TENANT IMPROVEMENTS.

10.1 Restrictions on Alterations. Tenant shall not, without first obtaining Landlord’s written consent, make or install any alterations, additions, changes, partitions (including moveable partition fixtures), tenant improvements, equipment or fixtures (including trade fixtures), make changes to locks on doors, add, disturb or in any way change any plumbing, wiring, floors, partitions or ceilings, or put any curtains, draperies or other hanging on or beside windows (all of which are herein called “Improvements’). Tenant will submit to Landlord all plans for Improvements contemplated by Tenant, upon which Landlord’s consent shall be predicated.

10.2 Compliance. Tenant shall ensure that any Improvements comply with all building standards and that all construction will be done in accordance with all Applicable Laws.

10.3 Lien and Completion Bond. If Tenant either desires or is required to make any repairs, utility installations or other Improvements in or to the Premises, and the total project cost will exceed $500, then before any work commences, Tenant must undertake, at Tenants sole cost and expense, to obtain and provide to Landlord a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such repairs or improvements, to insure Landlord against liability for mechanics’ and materialmen’s liens and to ensure completion of the work.

10.4 Lien Waivers and Insurance. Before commencing any work relating to repairs or Improvements, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics’ liens, materialmen’s liens or any other liens.

Tenant shall provide Landlord with signed lien waivers from all contractors, subcontractors and suppliers performing work or providing, materials for the job. Such lien waivers and bonds, or copies of such, must be sent to the Landlord or Landlord’s agent All contractors must be licensed and bonded with a reliable bonding company.

In addition, Tenant shall ensure that the contractor provides Landlord with a certificate of insurance with an insurer acceptable to Landlord naming Landlord as an additional Insured for all work performed by such contractor.

10.5 Improvements by Tenant. In the event Tenant desires, for Tenants own use and benefit, or is required to make any repairs, utility installations or other Improvements in or to the Premises, and the total project cost will exceed $500, all such work shall comply with the following:

(a) All work shall be performed at Tenants sole cost and expense, by bonded contractors approved by Landlord, in strict accordance with plans and specifications approved by Landlord.

(b) Tenant, shall submit to Landlord, prior to commencement of work on any improvements, complete plans and specifications, including engineering, mechanical, electrical and plumbing work, in such detail as Landlord may require and in compliance with all Applicable Laws and Building standards, certified by both a licensed registered architect and a licensed registered professional engineer and including interior and exterior sample boards Illustrating the materials to be used for floor and wall coverings, countertops, lighting fixtures, signage, and other furnishings proposed to be installed by Tenant in or upon the Premises. As soon as reasonably possible thereafter, Landlord shall notify Tenant of any failure of Tenants plans and specifications or interior or exterior sample board to meet with Landlord’s approval. Tenant, within five (5) days after receipt of any such notice, shall cause Tenant’s plans and specifications or sample boards to be revised and resubmitted to Landlord for Landlord’s approval. Tenant shall not commence any work upon or within the Premises until (i) Landlord has approved Tenant’s plans and specifications and interior and exterior sample boards, and (ii) Tenant has provided Landlord with evidence satisfactory to landlord that the Insurance coverage described in Article 11 and required to be maintained by Tenant is in effect.

(c) Prior to commencement of any work or delivery of any materials to the Premises or the Building, Tenant shall furnish to Landlord for approval the names and addresses of all contractors and subcontractors, copies of all contracts, necessary permits and licenses, certificates of insurance and instrument of Indemnification and waivers of lien against any and all costs, claims, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as are satisfactory to Landlord. Landlord shall have the right to require Tenant to deliver to Landlord cash or other security acceptable to Landlord, in amount and form acceptable to Landlord (which may include but not be limited to a payment and performance bond), to hold as security for the prompt payment for, and to insure the completion of, the Improvements. Upon completion of such Improvements, Tenant shall furnish Landlord with contractors’ affidavits accompanied by full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such work, and copies of all permits which are required to evidence the proper completion of such work All such work shall comply with all insurance requirements and with all Applicable Laws and all occupancy permits applicable to the Premises, and be done in a good and workmanlike manner, and with the use of good grades of materials:

(d) Landlord shall have the right to engage, at Tenant’s sole cost and expense, an architect or project manager of Landlord’s choice (herein called “Landlord’s Designee”) to approve all plans and specifications on Landlord’s behalf, and to supervise the progress of the construction of the Improvements, including disbursement of payments to contractors, subcontractors, suppliers, materialmen and laborers; provided, however, that Tenant’s total cost and expense for Landlord’s Designee with respect to supervision of construction of the Improvements shall not exceed two percent (2%) of the total cost of the Improvements, and provided further that nothing herein contained shall be deemed to impose any liability or obligation on Landlord or Landlord’s Designee, and nothing herein contained shall be deemed to release Tenant from any of Tenant’s obligations under the terms of this Lease.

(e) Tenant hereby agrees that (i) no payments will be made by Tenant or Tenant’s lender (in the event such Improvements are financed by a lender) to Tenant, its contractors, subcontractors, suppliers, laborers or materialmen without prior written authorization from Landlord or Landlord’s Designee, and that a certificate of such disbursement shall be provided to Landlord or Landlord’s Designee; (ii) Tenant shall instruct-the lender or disbursing agent of construction moneys that lender shall retain from each application for draw certificate a retainage of ten percent (10%), including fees of Landlord’s Designee and of Tenants architect, pending- final completion and inspection by Landlord of the Improvements; and (iii) upon completion of Improvements, Tenants lender or disbursing agent of construction moneys shall provide Landlord or Landlord’s Designee with a certification that there are no unpaid contractors, subcontractors, suppliers, materialmen or laborers, or other claims, costs or expenses unpaid or unprovided for as a result of construction of the Improvements.

(f) Upon completion of the Improvements, Tenant’s architect shall certify to Landlord in writing that such Improvements have been completed in accordance with the plans and specifications and free of any liens, and said certificate shall be subject to approval by Landlord or Landlord’s Designee.

Improvements to be made by Tenant hereunder shall not restrict access by Landlord or Landlord’s agents or engineers’ for the purpose of structural inspection and/or repair from time to time. Landlord shall be permitted to leave within the Premises unobtrusive monitoring devices which Landlord’s engineer may inspect from time to time.

10.6 Tenant’s Duty to Pay Claim. Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ or materialmen’s liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant.

Without waiving any of Landlord’s remedies, if any such lien is filed against the Premises, Tenant shall immediately cause such lien to be discharged by payment, bonding or otherwise. If Tenant fails to cause such lien to be discharged within ten (10) days after notice to Tenant of the existence of such lien: then Landlord may cause such lien to be discharged by payment, bonding or otherwise, without investigation as to its validity or of any offsets or defenses applicable thereto. In addition, Landlord shall have the right to collect from Tenant, as Additional Rent.

(a) All amounts paid to discharge the lien; plus

(b) All costs and expenses paid or incurred in connection with said ken, including reasonable attorneys fees and disbursements; plus

(c) Interest on all of said sums in the amount provided for in Article 25 from the time or times of payment

Any such sums paid by (or due to) Landlord shall be paid by Tenant upon receipt of invoices for same. If Tenant fails to pay said invoices upon receipt, Landlord may at its option add the amount of the invoices to the next installment of Rent due under this Lease.

10.7 Cost and Ownership. All such permitted Improvements shall become a part of the Premises and shall be, and remain the property of Landlord upon termination of the Lease; provided, however, that Landlord may, by written notice to Tenant prior to or after termination of the Lease, require the removal, at the sole cost and expense of Tenant, of any or all of such Improvements and/or the restoration of the Premises to the same condition they were in before any such Improvements were made, erected or, installed, such removal to be performed in accordance with the terms of this Article 10 as to repair and restoration of the Premises, and subject to the provisions of Article 17, “Removal of Property.”

It is specifically understood and agreed that all such Improvements to be made, erected or installed are for Tenant’s use and benefit and to meet Tenants own requirements, and are at Tenant sole cost and expense.

10.8 Responsibility to Restore. Where Landlord elects to require Tenant to remove said Improvements, then Tenant shall restore the Premises to a condition as good as when received by Tenant from Landlord, reasonable use and wear excepted. All damage or injury done to the Premises by Tenant or by any person or persons who may be in or on the Premises with Tenant’s consent, shall be paid for by Tenant, and Tenant shall pay for all damage to the Building caused by Tenants misuse of the Premises or the appurtenances thereto.

10.9 Alterations by Landlord. Landlord may make any alterations or additions or improvements which Landlord may deem necessary, or advisable for the preservation, safety or improvement of the Premises of the Building. These will be made at times convenient to Tenant if reasonably possible, and shall become the property of Landlord upon termination of the Lease.

10.10 Removal of Property. If Tenant shall fall to remove any property of any nature whatsoever which Tenant is permitted or required to remove from the Premises or the Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its sole option, remove and store said property without liability for loss thereof or, damage thereto, such storage to be for the account and at the expense of Tenant A notice containing the name and address of Landlord and the place where the property is stored shall be mailed promptly by Landlord to the last known address of Tenant If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may, at its sole, option, sell or permit to be sold any and all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to Tenant, and shall apply the proceeds of such sale, first, to the cost and expense of such sale, including reasonable attorneys’ fees actually, incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or thereafter become due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

11. ENTRY AND INSPECTION.

11.1 Right of Entry. Tenant will permit Landlord and/or its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building; provided, however, that nothing contained in this provision shah be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease.

11.2 Temporary Closure. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure. Furthermore, any such action by Landlord shall not be construed as an eviction of Tenant or relieve the Tenant from the duty of observing and performing any of the provisions of this Lease.

11.3 Right to Show. Landlord shall have the right to enter the Premises for the purpose of showing them to prospective tenants for a period of 180 days prior to the expiration of the Lease term.

11.4 Waiver of Claim. Tenant hereby waives any claim for damages or for any injury or inconvenience to, or interference with Tenants business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any of Landlord’s (or its agents’) actions discussed in this Provision.

11.5 Retention of Keys. Landlord shall at all times have and retain keys with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant’s vaults, safes, and/or files. In addition, Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to Tenant except for failure to exercise due care for Tenant’s property.

11.6 No Eviction. Any entry to the Premises obtained by Landlord by any means, whether specified in this Provision or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer or an eviction of Tenant from, the Premises or any portion thereof.

12. INSURANCE INDEMNITY.

12.1 Liability Insurance. At its sole cost and expense, Tenant shall obtain and keep In force during the term of this Lease a Commercial General Liability policy or Comprehensive General Liability policy insuring Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such policy shall include an endorsement naming Landlord as an additional insured and stating that the insurance provided for Landlord is primary insurance and non-contributory with any other insurance available to Landlord. Such insurance shall be in an amount not less than $1,000,000 for injury to or death of one person in any one accident or occurrence and in an amount not less than $1,000,000 for injury to or death of more than one person in anyone accident or occurrence. Such Insurance shall further insure Landlord and Tenant against liability for property damage of at least $1,000,000. From time to time, but no more often than every twenty-four (24) months during the lease term, the Landlord shall have the right, as recommended by Landlord’s insurance broker serving the Building, to require increases in the minimum insurance requirements stated in this Provision. The limits of said insurance shall not, however, limit the liability of Tenant hereunder, If the Tenant shall fail to procure and maintain said insurance the Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

12.2 Property Insurance; Coverage by Landlord. Landlord shall obtain and keep in force during the term of the Lease a policy or policies of insurance, on a form reasonably acceptable to Landlord, covering loss or damage to the building of which the Premises form a part (but not including any of Tenant’s personal property and trade fixtures), in the amount of the full replacement value thereof. Said insurance shall provide for payment for loss thereunder to Landlord or to the holder of a first mortgage or deed of trust on the Premises.

12.3 Personal Property; Coverage by Tenant. Tenant shall, at Tenants expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to its personal property on the Premises, including trade fixtures, in the amount of the full replacement value thereof, providing “all risk” protection: Such insurance shall be written with a co-insurance clause of not less than ninety percent (90%), and Tenant shall maintain an amount of Insurance under such policy or policies which will equal at least ninety percent (90%) of the replacement value of the insured property at the time of loss.

12.4 Other Insurance. Landlord may procure and maintain such other insurance as may be required by the Landlord to insure against hazards which are commonly insured against in leases of this type, and in amounts as may from time to time be determined by the Landlord, and charge the cost thereof to Tenant. As provided by the terms of Article 6.2, “Prohibited Acts,” and as otherwise set forth in this provision, Tenant agrees to pay for any increase in Insurance premium costs resulting from its occupancy.

12.5 Insurance Policies. Insurance required hereunder shall be in companies acceptable to Landlord. Tenant shall deliver to Landlord prior to possession certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord. Provided, however, that any such cancellation or reduction with any particular insurer shall not relieve Tenant of its duty to provide the full amount of insurance required to be provided by Tenant under this Lease.

Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant on demand.

Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to In this Provision. Tenant shall immediately upon Landlord’s demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance, If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written, statement setting forth the amount of any such cost increase and showing in reasonable detail the manner in which it has been computed.

12.6 Waiver of Subrogation. Whether the loss or damage is due to the negligence of Landlord, Tenant, their agents or employees, or any other cause, Landlord and Tenant do hereby release the other from responsibility for, and waive their entire claim of recovery for:

(a) Any loss or damage to the real or personal property of either located anywhere in the Building and including the Building itself, arising out of or incident to the occurrence of any of the perils which may be covered by the Property Insurance policy, with extended coverage endorsement, in common use in the Seattle locality; or

(b) Loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption policy and by the loss of rental income insurance policy in common use in the Seattle locality.

To the extent that the risks specified under paragraphs (a) and (b) above are, in fact, covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party. Tenant shall upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease. Landlord may, but is not obligated to, notify Tenants insurance carriers that this waiver of subrogation is contained in this Lease.

12.7 Hold Harmless. Tenant will and does hereby indemnify the Landlord from and against all actions, claims, demands, losses, damages, penalties, assessments, costs, attorneys’ fees and all other expenses for which Tenant shall or maybe or become liable, whether such liability arises or will arise during the term of this Lease or any extension thereof, or at any time after termination thereof, in respect of or arising from:

(a) The negligent use, misuse, waste or abuse by Tenant or any of its servants, agents, contractors, employees, invitees, sublessees or any other person claiming through or under Tenant of any water, gas, electricity, oil, lighting and/or other services and facilities of the Premises and/or the Building;

(b) Overflow or leakage of any material (including but not limited to water) in or from the Premises but having origin within the Premises or caused or contributed to by any act or omission on the part of Tenant or any of its servants, agents, contractors, employees, invitees, sublessees or other person as aforesaid;

(c) Loss, damage or injury from any cause whatsoever to any property or person caused or contributed to by the occupation, use of and activities on the Premises and common areas by Tenant or any of its servants, agents, contractors, employees, invitees, sublessees or any other person as aforesaid;

(d) Loss, damage or injury from any cause whatsoever to any property or person within or without the Premises occasioned or contributed to by any act omission, neglect, breach or default of Tenant or any of its servants, agents, contractors, employees, invitees, subtenants or any other person as aforesaid;

(e) Loss, damage or injury as a result of Tenant contravening and/or not fully complying with all Applicable Laws; or

(f) Loss, damage or injury as a result of any breach or default in the performance of any obligation on Tenant’s part to be performed under the provisions of this Lease.

12.8 Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenants business or any loss of income therefrom, or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and Tenant hereby waives any and all claims it may have against Landlord for said damages.

In addition, Landlord shall not be liable for injury to the person of Tenant, Tenants employees, agents, contractors, and/or invitees for any of the causes specified in this subsection (h), unless such injury results from the adjudicated gross negligence or intentional conduct of Landlord. Tenant hereby waives any and all claims it may have against Landlord for said damages except as specifically permitted herein.

This exclusion of Landlord from liability shall be true whether or not such damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible to Landlord or Tenant also, as part of such exclusion, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Premises or the Building.

13. DAMAGE OR DESTRUCTION.

13.1 Partial Damage; Insured. In the event improvements on the Premises are partially damaged by any casualty that is covered under an insurance policy required to be maintained by the insuring party pursuant to Article 12, “Insurance Indemnity,” and such insurance proceeds available to Landlord after all other claims upon such proceeds have been satisfied are adequate to pay the cost of repair, then Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

13.2 Partial Damage; Uninsured. In the event the Premises are partially damaged by any casualty not covered under an insurance policy required to be maintained pursuant to Article 12 above, or if the insurance proceeds available to Landlord after all other claims upon such proceeds have been satisfied are riot adequate to pay the cost of repair, then Landlord may, at Landlord’s option, either

(a) Repair such damage as soon as reasonably possible at Landlord’s expense (to the extent any insurance proceeds are inadequate), in which event this Lease shall continue in full force and effect; or

(b) Give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of the damage.

In the event Landlord elects to terminate this Lease pursuant to this Article 13.2 where there is no insurance coverage, Tenant shall, have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenants intention to repair such damage at Tenants expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible.

In the event Landlord elects to terminate this Lease pursuant to this Article 13.2 where there is not sufficient insurance coverage to pay the full cost of repairs, Tenant may notify Landlord in writing within ten (10) days after receipt of the required notice of Tenants intention to pay Landlord the difference between the amount needed to repair such damage and the available insurance proceeds.

Upon notification by Tenant of Tenant’s intent to pay the cost of repairs in full where there is no insurance coverage, or to pay the differential to the extent available insurance proceeds are inadequate to pay for such repairs, Landlord shall, within thirty (30) days after receipt of such notice, notify Tenant in writing of Landlord’s confirmation to accept Tenant’s payment of the cost of repair. Pursuant to Landlord’s receipt of Tenants payment of the cost of repair, Landlord shall repair such damage as soon as reasonably possible.

If Tenant does not notify Landlord of its intention either to repair at Tenants expense or to pay Landlord the difference between the amount needed to repair such damage and the available insurance proceeds within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

13.3 Total Destruction; Landlord’s Option to Terminate. If at any time during the term hereof the Premises (or the improvements of a substantial portion of the Building, even when the Premises are not damaged) are totally destroyed from any cause whether or not covered by the insurance required to be maintained pursuant to Article 12, “Insurance Indemnity,” including any total destruction required by any authorized public authority, Landlord may, at its option, cancel and terminate this Lease as of the date of occurrence of such destruction by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

13.4 Abatement of Rent. In the event of partial or total destruction of the Premises as set out hereinabove, and where this Lease is to remain in effect, the rent shall be abated only during such time as the use of the Premises is impaired.

13.5 Uninsured Damage; Acts or Omissions of Tenant. If uninsured damage, whether partial or total, is by reason of a negligent or willful act or omission of Tenant or any of Tenant’s agents, invitees, contractors or employees, then in addition to the terms of Articles 12 and 13 hereof and any of Landlord’s other remedies, Landlord may, at its option:

(a) Require Tenant to repair the same at its sole cost and expense, and without any abatement of rent; or

(b) Repair the same and charge the Tenant for the cost thereof with interest as hereinafter established, again without any abatement of rent.

Landlord shall make an, election between paragraphs (a) and (b) above within thirty (30) days of such occurrence or within thirty (30) days of the establishment of the cause if later.

13.6 Damage Near End of Term. Regardless of any other provisions to the contrary, if the Premises are partially, destroyed or damaged during the last six (6) months of the term of this Lease, Landlord may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of

13.7 Landlord’s Obligations. Landlord shall not be required to repair any damage for which insurance proceeds available to Landlord, after all other claims upon such proceeds have been satisfied, are inadequate to pay the cost of repair except as described in Article 13.2 hereof. In addition, Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceiling, floor covering, equipment, machinery or fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage.

13.8 Termination; Advance Payments. Upon termination of this Lease pursuant to this Article 13, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Any prorata adjustments of rent shall be based upon a thirty (30) day month as specified in Article 4.1. In addition, Landlord shall return to Tenant so much of Tenant’s security deposit as has not been, or will not be, applied by Landlord.

14. ASSIGNMENT AND SUBLETTING. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenants interest in this Lease or in the Premises without the express written consent of the Landlord. Any transfer of Tenant’s interest in this Lease or in the Premises from Tenant by merger, consolidation, or liquidation or, if Tenant is a corporation, by any subsequent change in the ownership of twenty percent (20%) or more of the capital stock of Tenant through one or more transactions (whether through transfer of existing shares, issuance of new shares, or otherwise) shall be deemed a prohibited assignment within the meaning of this Article 14; provided, however, that this provision shall not apply if Tenant’s stock is listed on a recognized security exchange or if at least eighty percent (80%) of its stock is owned by a corporation whose stock is listed on a recognized security exchange. Any attempted assignment, transfer, mortgage, encumbrance, or subletting which does not comply with the terms of this Article 14 shall be void and shall constitute a breach of the Lease.

15. DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

15.1 Abandonment. The vacating or abandonment of the Premises by Tenant

15.2 Failure to Pay Rent. The failure by Tenant to make any payment of rent or any other payment required, to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. Said notice shall constitute notice of all sums past due, including those additional sums which become past due subsequent to receipt of said notice, but before payment of said sums.

15.3 Nonperformance of Other Covenants. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than the failure to make payment of rent or other payments), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion.

15.4 Assignments, Attachments, Bankruptcy. For example, (i) the making by Tenant of any general assignment, or general arrangement for the benefit of creditors; or (ii) the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenants assets located at the Premises or of Tenants interest In this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment execution, or other judicial seizure of substantially all of Tenants assets located at the Premises or of Tenants interest in this Lease, where such seizure is not discharged within thirty (30) days.

16. REMEDIES FOLLOWING DEFAULT BY TENANT. In the event of default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach.

16.1 Terminate Possession. Terminate Tenant’s right to possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenants default including, but not limited to, the following:

(a) The cost of recovering possession of the Premises; plus

(b) Any expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; plus

(c) Any unpaid rent which had been earned at the time of such termination together with interest and late charges as established in Article 16.4, “Late Charges;” plus

(d) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus

(e) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus

(f) Any other amount necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease; plus

(g) Interest at the rate established in Article 25, “Interest on Past-Due Obligations;” plus

(h) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

Upon any such re-entry, Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its reasonable discretion deems necessary. As used in paragraphs (d) and (e) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%), but not to exceed a rate of twelve percent (12%) per annum. The term “rent, as used in this Article 16, “Remedies Following Default by Tenant,” shall be deemed to be and to mean the rent to be paid pursuant to Article 4, “Rent,” and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

16.2 Maintain Possession. Maintain Tenants right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder.

16.3 Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the jurisdiction in which the Premises are located.

16.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting, charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of rent or other sum due Landlord from

Tenant is not received by Landlord by the 10th day of the month (or, if any such payment is not due on the 1st of the month, then within 10 days from the date it is due) Tenant shall pay to Landlord a late charge equal to one percent (1%) over the prime rate of such overdue amount, or One Hundred Dollars ($100.00), whichever is greater; the prime rate shall be that used by Bank of America (or any of its successors in interest, if applicable) as of the date that any such payment is due.

The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

16.5 Returned Checks. A Twenty-five Dollar ($25.00) charge shall be paid Landlord for any returned check. This is separate from any applicable late charges or interest due under this Lease.

16.6 Waiver of Damages.

Tenant hereby waives all claims for damages that may be caused by Landlord’s re-entering and taking possession of the Premises or removing and storing Tenant’s property as provided in this Lease. In addition, Tenant agrees to save Landlord harmless from losses, costs, or damages occasioned by Landlord from such reentry and/or storage of property. Further, no such re-entry or retaking of possession shall be construed to be a forcible entry.

16.7 Compliance Incentive. In addition to and regardless of any other Provision of this Lease to the contrary, if at any time during the term of this Lease and any extension thereof, Tenant is more than sixty (60) days in arrears on any of the payments due from Tenant to Landlord under this Lease (including any extensions), and the amount of said arrearage is more than one month of the then current monthly rent, Landlord shall have the right to make written demand of Tenant for payment of same. If Tenant fails to make payment in full within ten (10) days from the date of said notice, Landlord shall have the right to declare the entire unpaid balance of the Lease for the full term thereof immediately due and payable. Further, and notwithstanding anything to the contrary herein contained, if at any time during the term of this Lease or any extension thereof Tenant is (i) more than sixty (60) days in arrears on any of the payments due from Tenant to Landlord under this Lease or any extension thereof, or (ii) more than thirty (30) days in arrears on any of such payments more than once in any twelve-month period during the term of this Lease or any extension thereof, then the provisions of Article 16.8 below automatically shall become applicable and shall remain in force during the remaining term of the Lease and any extension thereof.

16.8 Termination for Nonpayment. In the event that any arrearage pursuant to the provisions of Article 16.7 (i) or (ii) above has occurred during the Lease term or any extension thereof, and whether or not Tenant shall have remedied any or all of such arrearages, Landlord shall have the right, at its sole discretion and at any time thereafter during the term of this Lease or any extension thereof, to terminate this Lease upon thirty (30) days written notice to Tenant. Tenant hereby agrees to release and forever discharge Landlord and to indemnify and hold Landlord harmless, from and against any claim or claims whatsoever wising from such termination.

17. REMOVAL OF PROPERTY.

17.1 Right of Removal and Storage. If Tenant shall fall to remove any of its property of any nature whatsoever from Premises or the Building at the termination of this Lease or when Landlord has the right of re-entry, Landlord may, at its option, remove and store said property without liability for loss thereof or damage thereto. Such storage will be for the account and at the expense of Tenant.

17.2 Notice. A notice containing the name and address of Landlord and the place where the property is stored shall be mailed promptly by Landlord to the last known address of Tenant.

17.3 Disposition. If Tenant shall not pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may at its option sell, or permit to be sold, any or all of such property at public or private sale. In such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant Proceeds of the sale shall be applied as follows:

(a) First, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred;

(b) Second, to the payment of the costs or charges for storing any such property;

(c) Third, to the payment of any other sums of money which may then be or thereafter become due Landlord from Tenant under any of the terms of this Lease; and

(d) Fourth, the balance, if any, to Tenant.

18. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall be furnished to Tenant in writing, specifying the obligation(s) Landlord has failed to perform; provided, however, that If the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

19. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease and performing its covenants and conditions, Tenant shall and may peaceably and quietly have, hold, and enjoy the Premises for the Lease term, subject however, to the terms of the Lease and of any ground lease, mortgages or deeds of trust that are prior to this Lease.

20. RECOGNITION OF PURCHASER; ATTORNMENT. In the event any proceedings are brought for default under any ground or underlying lease, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant hereby agrees, upon such foreclosure or sate, to recognize the purchaser as the Landlord under this Lease and to execute such documents evidencing such fact on forms supplied by Landlord; provided, however, that said purchaser must expressly agree in writing to be bound by the terms of this Lease.

21. INABILITY TO PERFORM. This Lease and the obligations of Tenant hereunder shall not be affected or Impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, force majeure, weather and acts of God, or any other cause beyond the reasonable control of Landlord, and Landlord shall not be liable for any such delay.

22. SURRENDER OF POSSESSION. Upon the expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to the Landlord.

23. RELOCATION. Landlord shall have the right to relocate Tenant into substantially equivalent premises located elsewhere in the Building upon six (6) months written notice. Landlord shall reimburse Tenant for reasonable direct moving expenses directly attributable to said relocation.

24. EXTENDED TERM; HOLDOVER; SURRENDER OF POSSESSION.

24.1 Extended Term. Unless either party shall, not later than Two Hundred Seventy (270) Days prior to the expiration of the term of this Lease, give notice in writing to the other party that no extension of the Lease term hereby created is desired by it, such term shall be deemed to have been extended for a further period of Five (5) Years (herein called the “Extended Term”), commencing on the day following the last day of the initial term of this Lease, and all provisions of this Lease (except this Article 24.1) shall continue to apply, except that the amount of the Monthly Base Rent due during the Extended Term shall be six-fifths (6/5) of the amount of the last monthly rent. All other terms and conditions of the Lease, except for this Article 24.1, shall remain in full force and effect.

24.2 Hold-Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term of this Lease or any extension thereof and such possession is with the express written consent of Landlord, such occupancy shall be a tenancy from month to month. The rental for such tenancy shall be four thirds (4/3) of the amount of the last monthly rent (unless a different rate is set by Landlord), and upon the terms, covenants, and conditions as set forth in this Lease to the extent they are applicable to a month-to-month tenancy. Such tenancy may be terminated as provided by the Laws of the State of Washington for month-to-month tenancies in addition to other methods of termination as provided for in this Lease.

24.3 Surrender of Premises. Upon the expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to the Landlord.

25. INTEREST ON PAST-DUE OBLIGATIONS. Unless expressly provided otherwise in this Lease, any amount due to Landlord not paid when due shall bear interest at the highest lawful rate of interest, or if no limit applies, then at the greater of either the per annum prime rate used by Bank of America (or any of its successors in interest, if applicable) plus six percent (6%); or eighteen percent (18%) per annum. In establishing the variable rate of interest (prime plus 6%), the rate shall be adjusted on each date that Bank of America adjusts its prime rate. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

26. BINDING EFFECT ON SUCCESSORS. This Lease shall bind and shall enure to the benefit of the parties hereto, their personal representatives, heirs, successors and assigns.

27. LANDLORD’S INTERESTS. The term “Landlord” as used in this Lease shall mean only the owner or owners of the fee title to the Premises at the time in question of any event or occurrence regarding this Lease. In the event of any transfer of such title or interest, Landlord as named in this Lease (and in case of any subsequent transfers, the then grantor) shall be relieved of all liability as respects the obligations to be performed by the Landlord from and after the date of such transfer. Provided, however, that any funds in which Tenant has an interest and which are in the hands of Landlord or the then grantor at the time of such transfer shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

28. WAIVERS. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of any other provision, or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any Provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent

29. RECORDING. Tenant shall not record this Lease. Any such recordation shall be a breach under this Lease

30. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or inequity.

31. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

32. CHOICE OF LAW AND VENUE. This Lease shall be governed by the laws of the State of Washington. Venue for any action brought under this Lease shall be in King County, Washington, and Tenant specifically agrees to submit to the jurisdiction of the courts within said place of venue even if Tenant is not a resident of King County and/or the State of Washington at the time any such action is commenced.

33. NO OFFSET. No amount due from Tenant under this Lease shall be subject to any right of offset or deduction, whether the amount is part of the monthly rent, adjustments, additional charges, or any other amounts or obligations due from Tenant under this Lease.

34. ATTORNEYS’ FEES. If either party to this Lease brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys’ fees to be paid by the losing party as fixed by the court. This clause contemplates that only one party shall recover reasonable fees in any action. The prevailing party shall be tie one who receives the “net” judgment in its behalf at the end of any action. Should Tenant be in default on the payment of any sums due to Landlord under this Lease and Landlord turns the matter over to a third party for collection and said third party prevails on the collection, then In addition to other damages including attorneys’ fees, Landlord shall be entitled to collect from Tenant the costs and fees charged by the third party performing said collection.

35. BROKER’S COMMISSION. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the execution of this Lease. Tenant further represents and warrants that it has not dealt with any real estate broker, agent or salesperson in connection with this Lease nor does Tenant have knowledge of any such person or persons connected with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all such liabilities or claims including, without limitation, attorneys’ fees. Tenant’s obligations under this Article 35 shall survive termination of this Lease.

36. LANDLORD’S RIGHT TO CANCEL It is hereby agreed that in the event Landlord, or Landlord’s successor in interest, decides at any time to sell or demolish the Building, then Landlord or said successor may terminate this Lease by giving Tenant not less than six (6) months prior written notice of said termination. Said notice shall specify the date of termination, which date may be on any day of the month. Tenant shall vacate the Promises on or before the termination date; provided, however, that Rent shall be owed and paid up to and including the termination date.

In the event this Lease Is terminated by Landlord as provided in this Article 36, and provided that Tenant shall not be in default of any of the covenants, terms and conditions in this Lease contained, and shall vacate the Premises on or before the termination date, Tenant shall be entitled to receive from Landlord one hundred percent (100%) of that unamortized portion of Tenant’s Improvements made during the term hereof, depreciated on a straight-line basis not to exceed five (5) years. Tenant hereby releases and forever discharges Landlord, and indemnifies and, holds Landlord harmless, from and against any and all claims arising from such termination of the Lease pursuant to this Article 36.

37. SUBORDINATION.

37.1 Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, or on or against Landlord’s interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. If any mortgagee or trustee shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of the recording thereof.

37.2 Subordination Agreements. Tenant covenants and agrees to execute and deliver upon demand on forms supplied by Landlord without charge therefor, such further instruments evidencing such subordination of this Lease to the lien of any such mortgages or deeds of trust as may be required by Landlord. Tenant hereby appoints Landlord as its attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents.

37.3 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant’s paying Rent and other monetary sums due under the Lease and performing Tenant’s covenants and conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject however, to the terms of the Lease and of any ground lease, that may be prior to this Lease, and any mortgage or deed of trust as per Paragraph 37.1 of this Lease.

37.4 Estoppel Certificate.

37.4.1 Tenant shall at any time and from time to time upon not less than three (3) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and, certifying that this Lease as so modified is in full force and effect) and the date to which the rental, security deposit and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed; and (iii) setting forth the date of commencement of rents and expiration of the Lease Term. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises or the Building.

37.4.2 If Landlord desires to finance or refinance the Building or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or, if acceptable to the lending institution, a certified statement signed by Tenant (if Tenant is a corporation, by an authorized officer) setting forth the net worth of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

37.5 Mortgagee Protection. Tenant agrees to give any mortgagee and/or trust deed holder, by certified mail, return receipt requested, a copy of any, notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then any such mortgagee and/or trust deed holder shall have an additional thirty (30) days within which to cure such default, or, if such default cannot be cured within that time then such additional time as may be necessary, provided that within such additional thirty-day period such mortgagee and/or trust need holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated.

38. CONDEMNATION. If the Premises or any portion thereof shall be taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the Floor Area of the Premises; or more than twenty-five percent (25%) of the Building’s land area, or more than twenty-five percent (25%) of the physical structure of the Building shall be taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by providing the other with written notice of such election within sixty (60) days after Landlord shall have notified Tenant of the taking or, in the absence of such notice, then within sixty (60) days after the condemning authority shall have taken possession.

If this Lease is not terminated by either Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining provided, however, that Base Monthly Rent shall be reduced in the proportion that the Floor Area of the Premises taken bears to the total Floor Area of the Premises as specified in Article 1.1 hereof. In the event this Lease is not so terminated, Landlord agrees, at its sole cost and as soon as reasonably possible, to restore the Premises to a complete unit of like quality and character to that existing prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenants trade fixtures and removable personal property. Tenant may prosecute Tenant’s own claims against the taking authority for depreciation thereof and costs of removal and relocation.

39. NOTICES. Whenever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and either (1) served personally, or (ii) sent by first-class mail, postage prepaid, in which event notice shall be deemed to have been served five (5) days after having been deposited in the United States Mail, or (iii) by Federal Express, Airborne Express, DHL or other comparable courier. All notices shall be sent to the addresses set forth below or at such other addresses as provided in writing by the parties hereto to the other

TO LANDLORD:	Doncaster Investments NV, Inc.
Melbourne Tower, Suite 500
1511 Third Avenue
Seattle, WA 98101

TO TENANT:	HQ Sustainable Maritime Industries, Inc.
Melbourne Tower, Suite 788
Third Avenue
Seattle, WA 98101

40. ENUMERATION OF EXHIBITS. The Exhibits enumerated in this provision and attached to this Lease are incorporated by reference. Each party agrees to perform any obligations on its part stated in any and all of these Exhibits:

EXHIBIT A – Premises

EXHIBIT B - Rules and Regulations

41. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution its Board of Directors or in accordance with its Bylaws, and that this Lease is binding upon said corporation in accordance with its terms. A certified copy of such resolution or appropriate provision of said Bylaws shall be furnished to Landlord within ten (10) days of the full execution of this Lease.

41.1 TIME. Time is of the essence of this Lease and each and 311 of its provisions in which performance is a factor, except as to the conditions relating to delivery of possession of the Premises to Tenant.

42. CAPTIONS. Captions to Articles (including subsections within Articles) are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

43. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

44. ENTIRE AGREEMENT; MODIFICATION. This Lease, including all attachments hereto, contains the entire agreement of the parties, and no representations, promises or agreements, oral or otherwise, made by or between the parties (or any of their representatives, actual or purported) not embodied herein shall be of any force and effect

Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing executed by Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the dates set forth below.

DONCASTER INVESTMENTS NV, INC. as Landlord	HQ SUSTAINABLE MARITIME INDUSTRIES, INC. as Tenant

/s/ Lawrence Katz	/s/ Norbert Sporns
Lawrence Katz, Vice President	Norbert Sporns, President and CEO

November 30, 2005	November 22, 2005
Date	Date

(Acknowledgments Attached)